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                                                                    EXHIBIT 10.7
                                                                     TRANSLATION


                        Consulting and Services Agreement

     This Consulting and Services Agreement (hereinafter referred to as the "Agreement") has been executed by and between the following parties on September 10, 2003 in Shanghai.

Party A: Ctrip Computer Technology (Shanghai) Co., Ltd.

Party B: An affiliated Chinese entity of Party A
Address: Room ___, ___ Building, _______ Street, Beijing

Whereas:

(1) Party A is a wholly foreign owned enterprise established in the People's Republic of China (hereinafter referred to as "China"), and has the resources to provide technical and consulting services;

(2) Party B is a company with exclusively domestic capital registered in China and may engage in air-ticketing business as approved by China Aviation Northern China Management Bureau;

(3) Party A agrees to provide Party B with exclusive technical consulting and related services in air-ticketing business during the term of this Agreement utilizing its own advantages in human capital and information, and Party B agrees to accept the technical consultations and services provided by Party A.

(4) Party A and Party B previously executed a Consulting Services Contract on July 15, 2002, and the parties now desire to make amendments to the conditions of said contract, and to execute this Agreement to replace said Consulting Services Contract.

Wherefore, through mutual discussion, the parties have reached the following agreements:

1.       Exclusive Consultations and Services: Exclusive Interest

1.1 During the term of this Agreement, Party A agrees to provide Party B with relevant technical consultations and services as Party B's exclusive provider of technical and consultation services, in accordance with the conditions of this Agreement (for specific contents, see Attachment 1).

1.2 Party B agrees to accept the technical consultations and services provided by Party A. Party B further agrees that unless Party A consents in writing in advance, during the term of this Agreement, Party B shall not accept technical consultations and services provided by any third party regarding the aforementioned business.

1.3 Party A shall have exclusive interests in all rights, ownership, interests and intellectual properties arising from the performance of this Agreement, including but not limited to copyrights, patents, technical secrets, trade secrets and others, regardless of whether they have been developed by Party A or by Party B based on Party A's intellectual properties.

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                                                                    EXHIBIT 10.7
                                                                     TRANSLATION

2. The Calculation and Payment of the Technical Consulting and Service Fee (hereinafter referred to as "Consulting Service Fee")

The parties agree that the Consulting Service Fee under this Agreement shall be determined and paid based on the methods set forth in Attachment 2.

3.       Representations and Warranties

3.1      Party A hereby represents and warrants as follows:

3.2.1 Party A is a wholly foreign owned enterprise legally registered and validly existing in accordance with Chinese laws.

3.2.2 Party A's execution and performance of this Agreement is within the scope of its business operations; Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate the restrictions of laws binding or having an impact thereon.

3.2.3 This Agreement shall constitute Party A's legitimate and valid obligations as soon as it is executed, and shall be enforceable against it.

3.2      Party B hereby represents and warrants as follows:

3.2.1 Party B is a company legally registered and validly existing in accordance with Chinese laws and may engage in air-ticketing business as approved by China Aviation Northern China Management Bureau;

3.2.2 Party B's execution and performance of this Agreement is within the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate the restrictions of laws binding or having an impact thereon.

3.2.3 This Agreement shall constitute Party B's legitimate and valid obligations as soon as it is executed, and shall be enforceable against it.

4.       Confidentiality Clauses

4.1 Party B agrees to maintain the confidentiality of confidential materials and information (hereinafter referred to as "Confidential Information") of Party A that Party B learns or has access to due to its acceptance of Party A's exclusive consultations and services, and shall take various security measures designed to maintain such confidentiality; without the prior written consent of Party A, Party B shall not disclose, give or transfer such Confidential Information to any third party. Upon the termination of this Agreement, Party B shall return any document, material or software that contains such Confidential Information to Party A at Party A's request, or shall destroy same on his own and shall delete any Confidential Information from the relevant memory devices and shall not continue to use such Confidential Information.

4.2 The parties agree that this section shall survive changes to, rescission or termination of this Agreement.


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                                                                    EXHIBIT 10.7
                                                                     TRANSLATION

5.       Indemnification

Party B shall indemnify Party A for and hold Party A harmless from any loss, injury, obligation or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by contents of consultations and services requested by Party B.

6.       Effectiveness and Term

6.1 This Agreement shall be executed on the date first above written and shall take effect as of the even date therewith. Unless terminated early in accordance with the provisions of this Agreement or relevant agreements separately executed between the parties, the term of this Agreement shall be ten years.

6.2 The term of this Agreement shall not be extended unless confirmed in writing by Party A prior to the expiration thereof. The extended term shall be determined by the parties to this Agreement through consensus.

7.       Termination

7.1 Termination upon date of expiration. Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration thereof.

7.2 Early termination. During the term of this Agreement, unless Party A commits a gross fault, fraudulent act, other illegal acts or becomes bankrupt, Party B shall not terminate this Agreement early. Notwithstanding the aforementioned covenant, Party A shall have the right to terminate this Agreement upon 30 days of written notice to Party B at any time.

7.3 Terms that survive termination. The rights and obligations of the parties under Article 4 and Article 5 shall survive the termination of this Agreement.

8.       Resolution of Disputes

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the parties shall hold consultations in good faith to resolve same. Upon failure of such consultations, either party may submit the relevant dispute to the China International Economics and Foreign Trade Arbitration Commission Shanghai Chapter for resolution by arbitration, in accordance with its current arbitration rules. The arbitration shall be performed in Shanghai, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both parties.

9.       Force Majeure

9.1 "Force majeure" shall refer to any event beyond the reasonable control of either party and that still cannot be avoided even if the party affected has exercised reasonable care, including but not limited government actions, acts of God, fire, explosions, storms, flood, earthquakes, tides, lightning or war. But a lack of credit, funds or financing shall not be deemed a circumstances beyond the reasonable control of either party. The party affected by a "force majeure event" shall notify the other party of such relief from liability as soon as possible.

9.2 In the event that the performance of this Agreement is delayed or impeded by the aforementioned "force majeure," the party affected by such force majeure shall not be liable in any way under this Agreement to the extent of such delay or impedance. The

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                                                                    EXHIBIT 10.7
                                                                     TRANSLATION

         party affected shall take appropriate measures to mitigate or eliminate the impact of such "force majeure" and shall attempt to resume the performance of obligations delayed or impeded by such "force majeure." As soon as the force majeure event is eliminated, the parties agree to use their best efforts to resume the performance of this Agreement.

10.      Notices

Notices or other communications sent by either party as required by this Agreement shall be written in Chinese, and a notice shall be deemed served when it is delivered to the address of either party or the addresses of both parties below by personal delivery, registered mail, mail with prepaid postage or recognized express mail or facsimile.

To Licensor:      Ctrip Computer Technology (Shanghai) Co., Ltd.
                  Address: 3rd fl., Building 63, Hong Cao Road, Shanghai
                  Facsimile: (021) 542651600
                  Phone: (021) 34064880

Party B:          Address: Room ___, ___ Building, _______ Street, Beijing
                  Facsimile:
                  Phone:

11.      Assignment

Unless Party A's prior written consent is obtained, Party B shall not assign the rights enjoyed to thereby and obligations undertaken thereby under this Agreement to any third party.

12.      Severability

In the event that any provisions of this Agreement are invalid or unenforceable due to inconsistency with law, then such provisions shall only be invalid or unenforceable to the extent of the jurisdiction of such law, and shall not affect the legal validity of the remaining provisions of this Agreement.

13.      Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

14.      Governing Laws

This Agreement shall be governed by laws of China and shall be construed in accordance therewith.



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                                                                    EXHIBIT 10.7
                                                                     TRANSLATION


IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the date first above written.



Party A: Ctrip Computer Technology (Shanghai) Co., Ltd.
Authorized representative:

Party B: An affiliated Chinese entity of Party A
Authorized representative:



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                                                                    EXHIBIT 10.7
                                                                     TRANSLATION

Attachment 1: Table of Contents of Technical Consultations and Services

Including furnishing of training of personnel, network platforms appurtenant to management and information services required for Party B's business, making recommendations to Party B regarding the air ticketing business, and other forms of services accepted by the parties.



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                                                                    EXHIBIT 10.7
                                                                     TRANSLATION

Attachment 2: The Calculation and Payment of the Technical Consulting and
              Service Fee

For each air ticket sold by Party B, Party B shall pay Party A RMB18.00 in technical consulting and service fee. Party B shall settle and pay the aforementioned technical consulting and service fee by the 15th of each month.

The aforementioned method of calculation may be adjusted quarterly by Party A and Party B depending on the current actual circumstances.